        MORGAN STANLEY VARIABLE INVESTMENT SERIES - LIMITED DURATION PORTFOLIO
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        JULY 1, 2007 - DECEMBER 31, 2007

                                                                     AMOUNT OF    % OF
                                      OFFERING         TOTAL          SHARES    OFFERING   % OF FUNDS
   SECURITY      PURCHASE/   SIZE OF  PRICE OF       AMOUNT OF       PURCHASED  PURCHASED     TOTAL                     PURCHASED
   PURCHASED    TRADE DATE  OFFERING   SHARES        OFFERING         BY FUND    BY FUND     ASSETS         BROKERS        FROM
-------------------------------------------------------------------------------------------
                                                                                                         Citi, Bear
                                                                                                       Stearns & Co.
                                                                                                           Inc.,
    Daimler                                                                                               Goldman,
 Chrysler Auto                                                                                          Sachs & Co.,
  Trust 2007     11/15/07      --      $99.993  $28,997,920,700.00  975,000.00    0.34%       0.77%      Deutsche Bank   JPMorgan
  5.000% due                                                                                             Securities,    Securities
   2/8/2012                                                                                              JPMorgan,
                                                                                                       Morgan Stanley